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EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG AB



         We hereby consent to the incorporation by reference in the Registration Statement of Private Media Group, Inc. Form S-8 (File No. 333-31076) of our report dated March 28, 2000, on our audits of the financial statements of Private Media Group, Inc. as of December 31, 1999, and December 31, 1998, and for each of the two years then ended, which report appears in the Form 10-KSB of Private Media Group, Inc. for the fiscal year ended December 31, 1999.


Stockholm, Sweden


March 28, 2000


Ernst & Young AB

/s/ Tom Bjorklund
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Tom Bjorklund